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                                                                    Exhibit 10.9

                             EQUISTAR CHEMICALS, LP
                               2001 INCENTIVE PLAN
                    (as amended and restated January 1, 2003)

     1. Objectives. This Equistar Chemicals, LP 2001 Incentive Plan (the "Plan") is intended to:

     o Focus Participants on key measures of value creation for the Company's Partners

     o Provide significant upside and downside award potential commensurate with Partner value creation

     o Encourage a long-term management perspective and reward for sustained long-term performance

     o Enhance the Company's ability to attract and retain highly talented and competent individuals

     o    Reinforce a team orientation among top management

     2. Definitions. The terms set forth below shall have the following meanings:

     "Affiliate" means (i) any Subsidiary, (ii) Lyondell, Millennium, or LYONDELL-CITGO Refining, LP, or (iii) Occidental, prior to August 21, 2002.

     "Award" means any award of Equistar Phantom Shares, Performance Shares or a Cash Award, singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limits the Committee establishes to fulfill the Plan's objectives.

     "Award Agreement" means an agreement in the form prescribed by the Committee that sets forth the terms, conditions and limits applicable to an Award.

     "Cash Award" means an award payable in cash.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Common Stock" means Lyondell Common Stock, Millennium Common Stock and, prior to August 21, 2002, Occidental Common Stock.

     "Committee" means the Compensation Committee of the Company's Partnership Governance Committee or any person or persons appointed by the Company's Partnership Governance Committee to administer the Plan.

     "Company" means Equistar Chemicals, LP.

     "Composite Dividend Yield" means the equivalent dividend yield of an Equistar Share, determined by the Committee in its discretion, based on the aggregate of the Proportional Dividend Yield on the Partners' Common Stock.

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     "Composite Fair Market Value" means the value of an Equistar Share on a particular date, determined by the Committee in its discretion, based on the aggregate of the Proportional Fair Market Values of the Partners' Common Stock.

     "Dividend Equivalent" means the Composite Dividend Yield payable on a particular date, multiplied by the number of Restricted Equistar Shares granted to a Participant.

     "Effective Date" means January 1, 2003.

     "Employee" means an individual employed by the Company or a Subsidiary.

     "Equistar Option" means the right to receive an amount in cash equal to (1) the value of a specified number of Equistar Shares at a particular time, minus
(2) a Strike Price.

     "Equistar Share" means a bookkeeping unit whose value equals the Composite Fair Market Value.

     "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing price per share of Common Stock reported on the consolidated transaction reporting system for the principal national securities exchange where shares of Common Stock are listed on that date, or, if no sale is reported on that date, on the last preceding date when a sale was reported, (ii) if shares of Common Stock are not listed but are quoted on the Nasdaq National Market, the closing price per share of Common Stock reported by the Nasdaq National Market on that date, or, if no sale is reported on that date, on the last preceding date when a sale was reported, (iii) if the Common Stock is not listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for that date, on the last preceding date when quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by the Committee for this purpose. Notwithstanding the foregoing, pursuant to Section 10, the Committee may determine in its discretion that Common Stock that is no longer publicly traded will no longer be considered to determine Proportional Fair Market Values and Composite Fair Market Value.

     "Grant Date" means the date when the Committee grants an Award.

     "Lyondell" means Lyondell Chemical Company.

     "Lyondell Common Stock" means the common stock of Lyondell, par value $1.00 per share.

     "Millennium" means Millennium Chemicals Inc.

     "Millennium Common Stock" means the common stock of Millennium, par value $.01 per share.

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     "Occidental" means Occidental Petroleum Corporation.

     "Occidental Common Stock" means the common stock of Occidental, par value $.20 per share.

     "Option Shares" means Equistar Shares covered by a particular Equistar Option.

     "Participant" means an Employee to whom an Award has been granted under this Plan.

     "Partner" means Lyondell or Millennium or, prior to August 21, 2002, Occidental.

     "Performance Goal" means a standard the Committee establishes to determine whether Performance Shares shall be earned, in whole or in part.

     "Performance Share" means a contingent right to receive an amount in cash measured by the value of an Equistar Share which is subject to attaining one or more Performance Goals the Committee specifies.

     "Phantom Shares" means Equistar Shares, Restricted Equistar Shares, Equistar Share Appreciation Rights, Equistar Options or other right related to the Fair Market Value of an Equistar Share.

     "Plan" means the Equistar Chemicals, LP 2001 Incentive Plan, as amended.

     "Proportional Dividend Yield" means the product of (i) the dividend yield of a share of a Partner's Common Stock on a dividend payment date and (ii) the Weighting Factor assigned to the Partner.

     "Proportional Fair Market Value" of a Partner's Common Stock means the product of (i) the Fair Market Value of a share of the Partner's Common Stock and (ii) the Weighting Factor assigned to that Partner.

     "Restricted Equistar Share" means an Equistar Share which is restricted or subject to forfeiture.

     "Strike Price" means the price at which an Equistar Option may be exercised under an Award Agreement and which provides the basis to measure the amount payable when an Equistar Option is exercised.

     "Subsidiary" means (i) any corporation, limited liability company or similar entity which the Company directly or indirectly owns equity interests representing more than 50% of the voting power of all classes of equity interests of the entity which have the right to

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vote generally on matters submitted to a vote of the equity owners of the entity, or (ii) any other entity in which the Company has an equity ownership interest of at least 25%, so long as the entity is designated by the Committee as a Subsidiary for Plan purposes.

     "Weighting Factor" means the percentage of the Fair Market Value of one share of each Partner's Common Stock, as determined by the Committee from time to time. Initially, the Weighting Factors are (a) Millennium, 45%, (b) Lyondell, 45% and (c) Occidental, 10%. On and after August 21, 2002, the Weighting Factors are (a) Millennium, 40% and (b) Lyondell, 60%.

     3. Plan Administration and Designation of Participants.

     (a) Eligibility. All Company Employees who, in the Committee's judgment, are in a position to contribute significantly to its long-term profit and growth objectives are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Awards under the Plan and, subject to Plan terms and conditions, shall determine all Award terms and conditions.

     (b) Administration. The Plan shall be administered by the Committee and it shall have full and exclusive power to interpret this Plan and to adopt rules, regulations and guidelines to carry out this Plan as it deems necessary or appropriate. The Committee may delegate its duties to the Chief Executive Officer or other senior Company officers, subject to rules and regulations the Committee establishes. The Committee, in its discretion, may retain the services of an outside administrator to perform any of its functions. The Committee, in its discretion, may extend an Award's exercisability, accelerate an Award's vesting or exercisability, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other Plan or Award Agreement provision or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding the Award or (ii) consented to by the Participant. The Committee may grant an Award to an individual whom it expects to become an Employee of the Company or any of its Subsidiaries within the following six months, with the Award subject to the individual's actually becoming an Employee within that time, and subject to other terms and conditions the Committee establishes. The Committee may correct any defect or supply any omission or reconcile any Plan or Award Agreement inconsistency in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any Committee decision interpreting and administering this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties.

     No Committee member and no Company officer to whom the Committee has delegated authority according to this Plan shall be liable for anything done or omitted to be done by him or her in connection with performing any Plan duties, except for his or her own willful misconduct or as expressly provided by statute.

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     4. Award Agreement. Each Award, other than a Cash Award, shall be described in an Award Agreement, which shall be subject to Plan terms and conditions. The Committee shall authorize written guidelines to issue a Cash Award.

     5. Awards Types.

     (a) Phantom Shares. An Award may be in the form of a Phantom Share. The Committee shall determine the terms, conditions and limits applied to a Phantom Share Award.

     (b) Performance Shares. An Award may be in the form of Performance Shares. Performance Shares shall be payable only in cash. The Committee shall determine the terms, conditions and limits applied to a Performance Shares Award.

     (c) Cash Awards. An Award may be in the form of a Cash Award. The Committee shall determine the terms, conditions and limits applied to any Cash Awards.

     6. Award Payments.

     (a) General. Award payment shall be made only in cash and may include restrictions the Committee determines.

     (b) Deferral. The Committee, in its discretion, may (i) permit selected Participants to defer payments of some or all types of Awards according to procedures the Committee establishes or (ii) provide for an Award deferral in an Award Agreement or otherwise. Any deferral may be in installment payments or a future lump sum payment. Any deferred payment may be forfeited if and to the extent provided in the Award Agreement, whether the Participant elected, or the Award Agreement or by the Committee specifies, the deferral.

     (c) Award Substitution. At the Committee's discretion, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     7. Equistar Option Exercise. The Committee shall determine how an Equistar Option may be exercised, in whole or in part. When an Equistar Option is exercised, the Company will pay the Participant an amount in cash equal to the product of: (A) the difference between (i) the Composite Fair Market Value of an Equistar Share on the exercise date and (ii) the Exercise Price, and (B) the number of Option Shares with respect to which an Equistar Option is exercised.

     8. Employment Termination. When a Participant's employment terminates, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement for that Award. Unless the Award Agreement specifically provides otherwise, any Equistar Option which is not exercisable (or does not become exercisable as a result of

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employment termination) shall terminate immediately on the date the Participant terminates employment with the Company or its Affiliates.

     9. Assignability. Except as otherwise provided, no Award shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by marital property settlement or similar domestic relations agreement, decree or order, or by will or the laws of descent and distribution, and during the Participant's lifetime, any Award shall be exercisable only by him, or, if a Participant is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include other restrictions on transfer in applicable Award Agreements. Any attempted assignment or transfer in violation of this Section shall be null and void. When the Participant dies, the Participant's personal representative or other person entitled to succeed to his rights (the "Successor Participant") may exercise those rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant's will or applicable laws of descent and distribution.

     Subject to Committee approval in its sole discretion, all or a portion of the Participant's Awards may be transferable by the Participant, to the extent and only to the extent specified in its approval, to (i) the Participant's children or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests ("Immediate Family Member Partnerships"), if the Award Agreement granting the Awards (or an amendment) expressly provide for transferability consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless transfers are made to the original Participant or a person to whom the original Participant could have transferred as described above. No transfer shall be effective unless and until the Committee is provided with written notice of the transfer, in the form and manner the Committee prescribes . Following transfer, any Awards shall continue to be subject to the same terms and conditions that applied immediately before transfer, and, except as otherwise provided, the term "Participant" shall be deemed to refer to the transferee. The consequences of Employment termination shall continue to apply to the original Participant, and, after Employment termination, the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

     10. Adjustments.

     (a) The existence of outstanding Awards shall not affect the Company's or its Partners' right or power to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business or any Company merger or consolidation, or any issue of bonds, debentures, preferred or prior preference stock (whether or not the issue is prior to, on a parity with or junior to the Common Stock) or other obligations, or the Company's dissolution or liquidation, or any sale or transfer of all or any part of its assets or business, or any other Company act or proceeding of any kind, whether or not similar to the acts or proceedings described above.

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     (b) If any Common Stock distribution, split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock occurs or if the Company's ownership structure changes, or a merger, consolidation or similar corporate transaction involving the Company or an Affiliate occurs, or there is a sale of a substantial portion of the Company's or an Affiliate's assets, or any other event occurs that the Committee determines justifies an adjustment, the Committee may adjust outstanding Awards as it deems necessary and appropriate in its sole discretion. Adjustments include, but are not limited to, modifying Weighting Factors, Proportional Fair Market Value and the formula to calculate Composite Fair Market Value, issuing additional or substitute Awards, adjusting the Exercise Price and/or number of Option Shares associated with Equistar Options, accelerating exercisability of Equistar Options or the vesting of Restricted Equistar Shares, immediately cashing out Equistar Options or Restricted Equistar Shares or adjusting Performance Goals and targets associated with Performance Shares and Cash Awards.

     11. Tax Withholding. The Company has the right to deduct applicable taxes from any Award payment and, when cash is delivered under this Plan, to withhold an appropriate amount of cash to pay taxes required by law or to take other action necessary in the Company's opinion to satisfy all tax withholding obligations.

     12. Amendment or Termination. The Committee may amend, alter or discontinue this Plan, but no amendment or alteration that would impair any Participant's right under any Award that he has been granted shall be made without his consent. No Awards shall be granted more than ten years after the Effective Date.

     13. Restrictions. No payment shall be made for any Award unless the Company is satisfied based on the advice of its counsel that payment will comply with applicable federal and state securities laws.

     14. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established for Participants who are entitled to cash or rights under this Plan, any account is used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash or rights, nor shall this Plan be construed to provide for segregation, nor shall the Company, the Partnership Governance Committee or the Committee be deemed to be a trustee of any cash or rights granted under this Plan. Any Company liability or obligation to any Participant for a grant of cash or rights under this Plan shall be based solely on any contractual obligations created by this Plan and any Award Agreement, and no Company liability or obligation shall be deemed to be secured by any pledge or other encumbrance on any Company property. Neither the Company, the Partnership Governance Committee, the Committee or any Affiliate is required to give any security or bond to perform any obligation created by this Plan.

     15. Miscellaneous. Any Award granted under this Plan shall not impose any obligation on the Company to maintain any Participant as an Employee and shall not diminish the Company's or any Affiliate's power to discharge any Participant at any time.

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     16. Governing Law. This Plan and all determinations made and actions taken according to it, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed according to the laws of the State of Texas.

     17. Effective Date of Plan. This Plan shall be effective as of the Effective Date.

                                  EQUISTAR CHEMICALS, LP




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